UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2010

VIEW SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                       000-30178                             59-2928366

(State or other jurisdiction                            (Commission                     (IRS Employer

        of incorporation)                                       File Number)                   Identification No.)

1550 Caton Center Drive, Suite E, Baltimore, MD 21227

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 410-242-8439

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       (17 CFR    240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

On January 4, 2011, the Registrant was advised by the Staff of the U.S. Securities & Exchange Commission that the Public Company Accounting Oversight Board (“PCAOB”) registration of the Registrant’s former independent accountant, Larry O’Donnell, CPA, P.C., had been revoked effective December 14, 2010. See http://pcaobus.org/Enforcement/Adjudicated/Documents/Larry_O_Donnell.pdf.  The Staff advised us that, because of the license revocation, we may not include any audit report prepared by Larry O’Donnell, CPA, P.C. in any filings with the Commission. The Staff advised the Registrant to report this information in Form 8-K, Item 4.01, and we hereby do so.

The Registrant previously reported in Item 5 of its Form 10-Q for the period ending September 30, 2010, filed November 15, 2010, in substance, that Larry O’Donnell, CPA, P.C. had resigned as our auditor and that we had engaged a new independent accountant. We were unaware of the PCAOB matter involving Larry O’Donnell, CPA, P.C. when we reported our former auditor’s resignation.   We are reporting in Item 4.01 below the information, as amended, that we reported in Form 10-Q for the period ending September 30, 2010, as it pertained to Larry O’Donnell, CPA, P.C.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01.

Changes in Registrant’s Certifying Accountant.

(a)   Previous Independent Auditors:

(i) On or about October 26, 2010 Larry O’Donnell, CPA, P.C. resigned as our independent accountant engaged as the principal accountant to audit or financial statements. We understand that, as of October 19, 2010, Mr. O’Donnell’s PCAOB registration has been ordered to be revoked, effective December 14, 2010, and that the Company is no longer able to include any audit report prepared by Larry O’Donnell, CPA, P.C. in its filings with the Commission.

(ii) Larry O’Donnell, CPA, P.C.’s accountant’s report on the financial statements for either of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were its reports qualified or modified as to uncertainty, audit scope, or accounting principles, but with the exception that in its reports on the Company’s financial statements for the years ended December 31, 2009 and December 31, 2008, Larry O’Donnell, CPA, P.C. reported that the Company’s financial statements have been prepared assuming that the Company will continue as a going concern. As the certifying accountant’s opinion pertained to the year ended December 31, 2009, the reason for this opinion was that the Company has incurred ongoing operating losses and has accumulated debts. In addition, certain notes payable have come due and the note holders have demanded payment. In the opinion of Larry O’Donnell, CPA, P.C., these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

(iii) In connection with its review of the Company’s financial statements during the Company's two most recent fiscal years and any subsequent interim period preceding its resignation, there have been no disagreements with Larry O’Donnell, CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Larry O’Donnell, CPA, P.C. would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

(iv) During the two most recent audit periods, and through the date of Larry O’Donnell, CPA, P.C.’s resignation, there have been no reportable events with the Company as set forth in Item 304(a)(i)(v) of Regulation S-K.

(v) The Company requested that Larry O’Donnell, CPA, P.C. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  The letter, as it was filed on November 15, 2010, is incorporated by reference to Exhibit 16.1, to Form 10-Q filed November 15, 2010.

Item 9.01 Financial Statements and Exhibits

Exhibits

16.1         Letter from Larry O'Donnell, CPA, P.C. to the Securities & Exchange Commission dated Nov. 15, 2010 (incorporated by reference to Exhibit 16.1 attached to Form 10-Q filed on Nov. 15, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

View Systems, Inc. (Registrant)

Date: January 6, 2011

/s/ Gunther Than

Gunther Than, CEO

(Signature)*

 *Print name and title of the signing officer under his signature.